UNAUDITED PRO FORMA FINANCIAL DATA

     The following pro forma balance sheet reflects the acquisition of EnerTel and the Bridge Loan facility, as if each had occurred on March 31, 1998. The following pro forma statement of operations for the three months ended March 31, 1998 reflects the acquisition of EnerTel and the Bridge Loan as if each had occurred on January 1, 1997. The following pro forma statement of operations for the year ended December 31, 1997 reflects the acquisition, the Bridge Loan, and the acquisitions of Telenational Communications Limited Partnership ("TNC") and The Wallace Wade Company ("WWC") as if each had occurred on January 1, 1997. The pro forma financial information does not purport to represent what the Company's consolidated results of operations would have been if the acquisition and the Bridge Loan had in fact occurred on these dates, nor does it purport to indicate the future consolidated financial position or future consolidated results of operations of the Company. The pro forma adjustments are based on currently available information and certain assumptions that management believes to be reasonable.

                 UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                            FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                (DOLLARS AND SHARES IN THOUSANDS)

                                                                 TRANSACTIONS
                                                                                                           PRO FORMA      PRO
                                                                HISTORICAL ENTERTEL(H)         SUBTOTAL   ADJUSTMENTS    FORMA
  REVENUES                                                       $    948   $4,070             $ 5,018     $(1,288) (a)  $  3,730
  COST OF SERVICES                                                    891    3,004               3,895        (815) (a)     3,080
  GROSS MARGIN                                                         57    1,066               1,123         473            650
  OPERATING EXPENSES:
       SELLING, OPERATIONS, AND ADMINISTRATION                      2,255    6,978               9,233        (898) (a)     8,111
                                                                                                              (224) (b)
       DEPRECIATION AND AMORTIZATION                                  631    1,599               2,230         (49) (a)     3,343
                                                                                                               (96) (b)
                                                                                                            (1,066) (c)
                TOTAL OPERATING EXPENSES                            2,886    8,577              11,463          (9)        11,454
  OPERATING INCOME (LOSS)                                          (2,829)  (7,511)            (10,340)       (464)       (10,804)
  OTHER INCOME (EXPENSE):
       INTEREST INCOME (EXPENSE), NET                                (176)    (145)               (321)       (191) (b)    (8,822)
                                                                                                            (8,310) (d)
       OTHER                                                            0        0                   0           0              0
                TOTAL OTHER INCOME (EXPENSE)                         (176)    (145)               (321)     (8,501)        (8,822)
  INCOME (LOSS) BEFORE MINORITY INTEREST                           (3,005)  (7,656)            (10,661)     (8,965)       (19,626)
  MINORITY INTEREST                                                     0        0                   0      (1,148) (e)    (1,148)
  NET LOSS                                                       $ (3,005) $(7,656)           $(10,661)   $ (7,817)      $(18,478)
  PRO FORMA BASIC NET LOSS                                       $  (0.18)                                              $   (1.08)
  WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES             17,174                                                  17,174



                 Unaudited Consolidated Pro Forma Statement of Operations
                              For the Year Ended December 31, 1997
                                (Dollars and Shares in Thousands)

                                                           TRANSACTIONS
                                                                                                              PRO FORMA
                                             HISTORICAL ENTERTEL(H)   TNC    WWC     SUBTOTAL  ADJUSTMENTS    CONSOLIDATED
Revenues                                       $ 2,778    $ 2,594   $  3,577 $   0    $ 8,649  $  (1,175) (a)   $ 7,774
Cost of services                                 2,606      1,893      3,629     0      8,128       (701) (a)     7,427
Gross margin                                       172        701        (52)    0        821       (474)           347
Operating expenses:
  Selling, operations, and administration        2,724     28,523      1,562    13     32,822     (4,391) (a)    27,497
                                                                                                    (897) (b)
                                                                                                     (37) (f)
  Depreciation and amortization                    819      2,434        175     0      3,428        382 (b)      8,436
                                                                                                   4,263 (c)
                                                                                                     363 (f)
             Total operating expenses            3,543     30,957      1,737   (13)    36,250       (317)        35,933
Operating income (loss)                         (3,371)   (30,256)    (1,789)   (13)   (35,429)      (157)       (35,586)
Other income (expense):
  Interest income (expense), net                  (128)      (136)      (138)    0       (402)      (764) (b)   (34,404)
                                                                                                 (33,238) (d)
  Other                                              6          0       (178)    0       (172)         0           (172)
              Total other income (expense)        (122)      (136)      (316)    0       (574)   (34,002)       (34,576)
Income (loss) before minority interest          (3,493)   (30,392)    (2,105)  (13)   (36,003)   (34,159)       (70,162)
Minority interest                                    0          0          0      0         0     (4,559)(e)     (4,559)
Net loss                                       $(3,493)  $(30,392)   $(2,105)  $(13) $(36,003)  $(29,600)      $(65,603)

Pro forma basic net loss                       $ (0.26)                                                    $      (4.15)

Weighted average common and common              13,245                                           2,575 (g)       15,820
      equivalent shares


        (a) Reflects the elimination of revenues and expenses associated with a segment of EnerTel's Bel 1600 business which the Company anticipates selling in 1998.

        (b) Reflects the adjustment of costs associated with the lease of the EnerTel fiber network which was treated as an operating lease by EnerTel, but which qualifies as a capital lease under U.S. generally accepted accounting principles.

        (c) Reflects additional depreciation and amortization based on the preliminary purchase price allocations and the following amortization periods:


                  Fiber network                 20 years
                  Goodwill                      20 years

             The preliminary estimate of net assets acquired represents management's best estimate based on currently available information; however, such estimate may be revised up to one year from the acquisition date.

        (d) Reflects additional interest expense (including amortization of debt issuance costs) associated with the interim loan used to effect the acquisition including the accretion of the debt discount associated with the warrants of $14 million.

        (e)  Reflects the anticipated 15% minority interest in EnerTel.

        (f) Reflects the following adjustments related to the acquisition of TNC and WWC (whose separate results are presented for the period from January 1, 1997 until acquisition): (i) elimination of TNC management charges and
             (ii) amortization of acquired contracts and goodwill over 5 and 10 years, respectively.

        (g)  The year ended December 31, 1997 reflects the 3,750,000 and
             1,400,000 shares issued in conjunction with the TNC and WWC
             Acquisitions, respectively, as if they were outstanding from January 1, 1997 to the acquisition date.

        (h)  EnerTel's revenues and expenses were translated into U.S.
             dollars at the average exchange rate for the period, 1 Dutch guilder = 0.5117 U.S. dollars and 1 Dutch guilder = 0.4846
             U.S. dollars for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.






                            Unaudited Consolidated Pro Forma Balance Sheet
                                         as of March 31, 1998
                                        (Dollars in Thousands)

                                                                                         PRO FORMA     PRO FORMA
                                                HISTORICAL  ENTERTEL(F)       SUBTOTAL   ADJUSTMENTS   AS ADJUSTED
 Assets:
   Cash and cash equivalents                       $  6,488   $        0      $   6,488   $115,200(a)   $    22,464
                                                                                           (91,472)(b)
                                                                                            (8,502)(e)
   Accounts receivable                                  472        1,543          2,015     13,500 (g)       15,515
   Prepaid expenses and other current assets            190        4,463          4,653          0            4,653
             Total current assets                     7,150        6,006         13,156     26,476           42,632
   Property and equipment, net                        4,791       25,013         29,804      6,805 (c)       66,609
                                                                                            30,000 (d)
   Customer base                                          0            0              0          0                0
   Goodwill                                           6,126            0          6,126     55,259 (d)       61,385
   Other assets                                       2,070       13,995         16,065      4,800 (a)        6,870
                                                                                           (13,995)(d)
              Total assets                          $20,137      $45,014        $65,151   $112,345     $    177,496

 Liabilities and stockholder's equity:
   Accounts payable and accrued expenses           $  2,386     $  6,868         $9,254    $     0     $     9,254
   Short-term note payable                              500            0            500          0             500
   Current portion of notes payable                     175            0            175          0             175
   Current portion of capital lease obligations       1,264            0          1,264          0           1,264
   Bridge Loan                                            0            0              0    106,034 (a)     106,034
   Other current liabilities                             20       13,919         13,939     (8,502)(e)       5,437
               Total current liabilities              4,345       20,787         25,132     97,532         122,664
 Notes payable-long-term                                  0       23,985         23,985    (23,985)(d)           0
 Long-term obligations under capital leases           2,643        4,536          7,179      7,038 (c)      14,217
 Other long-term liabilities                             44            0             44          0              44
 Minority interest                                        0            0              0     13,500 (g)      13,500
 Preferred stock                                          0            0              0          0               0
 Common stock                                             2            0              2          0               2
 Additional paid-in capital                          21,150       35,736         56,886    (35,736)(d)      21,150
 Warrants                                                 0            0              0     13,966 (a)      13,966
 Amounts due from shareholders                       (1,215)           0         (1,215)         0          (1,215)
 Cumulative translation adjustment                       (4)         407            403       (407) (d)         (4)
 Retained earnings (accumulated deficit)             (6,828)     (40,437)       (47,265)    40,437 (d)      (6,828)
          Total liabilities and stockholder's
            equity                                  $20,137      $45,014        $65,151   $112,345        $177,496





                 Notes to Unaudited Consolidated Pro Forma Balance Sheet



        (a) Reflects the Bridge Loan net of estimated fees and adjusted for the fair market value of the 1,644,969, $0.01 warrants associated with the loan as follows (in millions):


                     Face value                       $120.0
                     Estimated fees
                                                        (4.8)
                     Net cash proceeds to the
                     Company                           115.2
                     Fair market value of warrants
                                                       (14.0)
                     Net carrying value of debt       $101.2

        (b) Reflects the $90,722 cash consideration to be paid to effect the acquisition including estimated acquisition costs in an aggregate approximate amount of $1.5 million. The cash purchase price for EnerTel of 186 million Dutch guilders was translated into U.S. dollars at an exchange rate on March 31, 1998 of 1 Dutch guilder equals 0.4797 U.S. dollars, the closing exchange rate on March 31, 1998.

        (c) Reflects the recognition of the lease of EnerTel's fiber network as a capital lease in accordance with U.S. generally accepted accounting principles.

        (d) Reflects the allocation of the purchase price to assets acquired in the acquisition. The following table summarizes the purchase price, net assets acquired at historical cost, fair market adjustments, identifiable intangibles and goodwill by acquisition:

             Purchase price                                       $ 90,722
             Net assets at historical cost                          (4,294)
             Less net liabilities at historical cost not assumed     9,757
             Net assets acquired at historical cost                  5,463
             Fair market value adjustments                          30,000
             Identifiable intangibles:
             Customer base/acquired contracts                            0
             Goodwill                                               55,259

        (e) Reflects the repayment of EnerTel's line of credit facility upon acquisition of EnerTel by the Company.

        (f) EnerTel's functional currency is the Dutch guilder. Balance sheet amounts (exclusive of accumulated deficit) are translated at the average exchange rate for the three months ended March 31, 1998 of 1 Dutch guilder = 0.4797 U.S. dollars. Accumulated deficit was translated at the average exchange rate for the three months ended March 31, 1998 of 1 Dutch guilder = 0.4846 U.S. dollars.

        (g) Reflects the anticipated sale of a 15% interest in EnerTel to former EnerTel shareholders.